UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Scott’s Liquid Gold–Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 SCOTT’S LIQUID GOLD-INC.

4880 Havana Street

Denver, Colorado 80239

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS

To Be Held June 4, 2015

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), will be held at 9:00 a.m., Mountain Time, on Thursday, June 4, 2015 at the Doubletree by Hilton, 3203 Quebec Street, Denver, Colorado 80207, for the purpose of electing five directors and adopting the 2015 Equity and Incentive Plan.

Only shareholders of record at the close of business on April 16, 2015 are entitled to notice of and to vote at the meeting.

Important notice regarding availability of proxy materials for the Annual Meeting of Shareholders to be held on June 4, 2015 or any adjournment thereof: The Proxy Statement for the Annual Meeting, the form of proxy and the Annual Report on Form 10-K for the year ended December 31, 2014 are available at the Company’s website at www.scottsliquidgold.com under the “Company & Investor Relations” tab.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Barry J. Levine

Corporate Secretary

Denver, Colorado

April 28, 2015

THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 4, 2015

The enclosed proxy is solicited by and on behalf of the Board of Directors (the “Board”) of Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders to be held at 9:00 a.m., Mountain Time, on Thursday, June 4, 2015 at the Doubletree by Hilton, 3203 Quebec Street, Denver, Colorado 80207, or any adjournment thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to the shareholders of the Company on or about April 28, 2015.

Any shareholder signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company’s Corporate Secretary, delivering a later executed proxy before the meeting or voting in person at the meeting. If you would like to obtain directions to be able to attend the Company’s Annual Meeting of Shareholders and vote in person, you should contact the Company’s Corporate Secretary by telephone at (303) 373-4860.

All voting rights are vested exclusively in the holders of the Company’s $0.10 par value common stock. Each share of the Company’s common stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Holders of a majority of shares entitled to vote at the meeting, when present in person or by proxy, constitute a quorum. On April 16, 2015, the record date for shareholders entitled to vote at the meeting, the Company had 11,616,039 shares of its $0.10 par value common stock issued and outstanding.

When a quorum is present, in the election of directors, those five nominees having the highest number of votes cast in favor of their election will be elected to the Company’s Board. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. With respect to any other matter, unless a greater number of votes are required by law, a matter is approved by the shareholders if the votes cast in favor of the matter exceed the votes cast in opposition. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote for such other matters, if any, so long as a quorum is present.

CONSENT TO ELECTRONIC DELIVERY OF PROXY MATERIALS

If you are a shareholder of record or a member of the Company’s Employee Stock Ownership Plan, you may, if you wish, receive future proxy statements and annual reports online rather than receiving proxy materials in paper form.  Electronic delivery of proxy materials reduces the costs and environmental impact incurred by the Company in printing and mailing proxy materials.  If you elect this feature, you will receive an e-mail message notifying you when the materials are available, along with a web address for viewing the materials and instructions for voting by telephone or on the Internet. You may sign up for electronic delivery at any time by visiting www.proxyvote.com.  If you received this proxy statement electronically, you do not need to do anything to continue receiving proxy materials electronically in the future.  If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically.  Please follow the instructions of your broker.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

The following persons are the only persons known to the Company who on April 16, 2015, owned beneficially more than 5% of the Company’s common stock, its only class of outstanding voting securities:

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Mark E. Goldstein 4880 Havana Street, Suite 400 Denver, Colorado 80239	Common Stock	2,810,365	(1)(2)	24.2%

Scott’s Liquid Gold-Inc. Employee Stock Ownership Plan 4880 Havana Street, Suite 400 Denver, Colorado 80239	Common Stock	811,652	(3)	7.0%

Tyler Rameson 300 Sheffield Drive Santa Barbara, California 93101	Common Stock	954,552	(4)	8.2%

William D. Summit 14839 Chancey Street Addison, Texas 75001	Common Stock	605,277	(5)	5.2%
______________
(1)

Includes 2,126,473 shares held by the Goldstein Family Partnership, Ltd., a limited partnership of which the general partner is the Goldstein Family Corporation and whose limited partners include Mark E. Goldstein, his children, a sister, and certain other relatives. Mr. Goldstein is the sole director and sole executive officer of the Goldstein Family Corporation, and he owns 100% of the outstanding stock of the Goldstein Family Corporation. Mr. Goldstein has the sole voting and disposition powers with respect to these shares of the Company owned by the Goldstein Family Partnership, Ltd. Also includes 68,400 shares underlying stock options granted by the Company and exercisable within 60 days, and 86,670 shares held by Mr. Goldstein’s two adult and one minor child. Includes 203,100 shares held jointly by Mr. Goldstein and his spouse, but does not include 26,390 shares of the Company’s common stock owned by Mr. Goldstein’s spouse, as to which Mr. Goldstein disclaims any beneficial ownership.

(2)	Does not include 140,960 shares held by the Company’s Employee Stock Ownership Plan attributable to Mr. Goldstein’s vested interest in the plan as of December 31, 2014.

(3)

The Trustees administering the Employee Stock Ownership Plan will vote as directed by participants in the plan. Shares with respect to which the Trustees do not receive participant instructions will be voted by the Trustees in accordance with the terms of the plan.

(4)	This information is based on filings by Tyler Rameson with the Securities and Exchange Commission (the “SEC”).

(5)

William Summit is the sole portfolio manager of Golconda Capital Portfolio, LP and is the sole managing member of Golconda Capital Management, LLC. This information is based on filings by Mr. Summitt with the SEC.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows as of April 16, 2015, the shares of the Company’s common stock beneficially owned by each director, nominee and executive officer of the Company and the shares beneficially owned by all of the directors and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Mark E. Goldstein	2,810,365	(2)(3)(4)	24.2%
Barry J. Levine	131,259	(3)	1.1%
Michael B. Hyman	16,038	(3)	0.1%
Gerald J. Laber	125,000	(3)	1.1%
Philip A. Neri	60,625	(3)	0.5%
Sharon D. Garrett	30,000		0.3%
All Directors and executive officers as a group (six persons)	3,173,287	(3)	27.3%
______________
(1)			Beneficial owners listed have sole voting and disposition power with respect to the shares shown unless otherwise indicated.

(2)	For information regarding Mr. Goldstein’s beneficial ownership of shares, see footnote 1 under the table in “Voting Securities and Principal Shareholders.”

(3)

For each named person, includes the following number of shares underlying stock options granted by the Company and exercisable within 60 days: 68,400 for Mr. Goldstein; 131,259 for Mr. Levine; 16,038 for Mr. Hyman; 43,750 for Mr. Laber; 31,069 for Mr. Neri; 0 for Ms. Garrett; and 290,516 for directors and executive officers as a group.

(4)	Does not include shares owned by the Company’s Employee Stock Ownership Plan under which, at December 31, 2014, Mark E. Goldstein had a vested interest in 140,960 shares.

There has been no change in control of the Company since the beginning of the last fiscal year, and there are no arrangements known to the Company, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Because of his beneficial ownership of the Company’s stock and his positions as President, Chief Executive Officer and Chairman of the Board, Mark E. Goldstein may be considered a parent (i.e., a controlling person) of the Company.

PROPOSAL 1 - ELECTION OF DIRECTORS

Shareholders are being asked to elect five directors that will comprise the Company’s entire Board. Unless authority to vote is withheld, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the five nominees for director named below. If, at the time of the meeting, any of these nominees shall have become unavailable for any reason to serve as a director, the persons entitled to vote the proxy will vote for such substitute nominee or nominees, if any, as they determine in their discretion. If elected, the nominees for director will hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The nominees for director, each of whom has consented to serve if elected, are as follows:

Name of Nominee and Position in the Company	Age	Director Since	Principal Occupation for Last Five Years
Mark E. Goldstein (Chairman of the Board, President and Chief Executive Officer; Principal Executive Officer)	59	1983

Chairman of the Board of the Company since February 2000, President and Chief Executive Officer of the Company since August 1990, Vice President-Marketing of the Company from 1982 to 1990. Employed by the Company since 1978. Mr. Goldstein was selected as a director for his extensive experience in management, marketing, sales, consumer products and other aspects of the Company’s business.

Barry J. Levine (Chief Operating Officer, Chief Financial Officer, Treasurer and Corporate Secretary; Principal Financial and Chief Accounting Officer)	56	2013

Chief Operating Officer, Chief Financial Officer and Treasurer since 2012 and Corporate Secretary since 2013. Prior to joining the Company, Mr. Levine was Director of Business Advisory Services at Hein & Associates, LLP, a leading accounting and consulting firm. Prior to that, he served as Chief Executive Officer of LGK Advisors, LLC, a national business advisory firm, from 2008 to 2011. Mr. Levine was selected as a director for his extensive management, operational, strategic planning, financial and legal experience.

Gerald J. Laber, CPA	71	2004

Mr. Laber has been a private investor since 2000, when he retired after 33 years of service with Arthur Andersen.  Mr. Laber was an audit partner with Arthur Andersen from 1980 to 2000 and, with the exception of a leave for military service from 1966 through 1968, was employed by Arthur Andersen from 1965 until retiring in 2000.  Mr. Laber is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants.  Currently, Mr. Laber is: (i) on the Board of Directors, Chair of the Audit Committee and a member of the Compensation Committee and Governance and Nominating Committee of Boulder Brands, Inc. since June 2005; (ii) on the Board of Directors, Chair of the Audit Committee and member of the Compensation Committee for Allied Motion Technologies, Inc. since November 2010; and (iii) on the Board of Directors and chair of the Audit Committee of two companies that are no longer public reporting companies.  He served as President of The Catholic Foundation of Northern Colorado from January 2008 until November 2012.  Formerly, Mr. Laber (i) served on the Board of Directors and as Chair of the Audit Committee of Spectralink Corporation from April 2004 to March 2007, and (ii) served on the Board of Directors and Audit Committee of Applied Films Corporation from July 2004 to July 2007 (Audit Chair from October 2005 to July 2007).  Each of these companies is, or was, publicly traded. Mr. Laber brings to the Board extensive experience in accounting, financial matters and strategic planning. He is also an audit committee financial expert.

Name of Nominee and Position in the Company	Age	Director Since	Principal Occupation for Last Five Years
Philip A. Neri	58	2011

Senior Vice President of the Bob Bondurant School of High Performance Driving since August 2014, where he manages sales and marketing operations.  From 2006-2014 served as Vice President of Sales and Marketing at Barrett-Jackson, where he managed the company’s sponsorship and business development programs, as well as its marketing and merchandising endeavors.   Before joining Barrett-Jackson, Mr. Neri was Senior Vice President of Marketing and Sales at Home Fragrance Holdings. Prior to Home Fragrance Holdings, Mr. Neri was Senior Vice President of Sales for The Dial Corporation with responsibility for all Dial Corporation products targeting grocery, drug, military and convenience store distribution channels throughout the U.S. Mr. Neri was with The Dial Corporation for 18 years and held numerous sales and management positions throughout the company prior to his promotion to Senior Vice President. Mr. Neri brings to the Board extensive sales and marketing, business development and strategic planning experience.

Sharon D. Garrett	66	2014

Management consultant, providing advisory services, primarily to private equity companies, regarding acquisitions, divestitures, and operational process improvements. From 2007 to 2013, Ms. Garrett served as Executive Vice President for American Medical Response, the nation’s leading medical transportation company. Prior to that, Ms. Garrett served as Executive Vice President for Enterprise Services at PacifiCare Health Systems, a Fortune 200 managed care/health insurance company, from 2002 to 2006, and served as Chief Information Officer of The Walt Disney Company from 1989 to 2000. Ms. Garrett serves on the board of directors and audit committee of Ross Stores, Inc., a Fortune 500 company and the largest off-price apparel and home fashion chain in the United States. Ms. Garrett brings to the Board experience and expertise with respect to management matters, operational process improvement and technology innovation.

All of the foregoing persons are currently directors of the Company. Their positions on standing committees of the Board are shown below under “Directors’ Meetings and Committees.”

There are no family relationships among the executive officers or directors of the Company. There are no arrangements or understandings pursuant to which any of these persons were elected as an executive officer or director.

Vote Required

The five nominees having the highest number of votes cast in favor of their election will be elected to the Company’s Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF THE DIRECTOR NOMINEES

Proposal 2 - Approval of the 2015 Equity AND Incentive Plan

Reasons for the New Equity and Incentive Plan

The Board of Directors approved the 2015 Equity and Incentive Plan (the “2015 Plan”) on April 17, 2015, and established the number of shares of common stock to be reserved for issuance under this plan at 2,000,000.  The existing 2005 Stock Incentive Plan expired on March 31, 2015.  The number of shares authorized under the 2005 Stock Incentive Plan was 3,000,000 shares of common stock.

The 2015 Plan will enable the Company to attract and retain talented employees and directors, and align their interests with those of shareholders.  The Board believes that the 2015 Plan is in our best interests and that of our shareholders, and is consistent with the compensation philosophy described in this Proxy Statement.

Approval of this proposal is intended to constitute approval of the material terms of the performance goals under the 2015 Plan for purposes of Internal Revenue Code (“Code”) Section 162(m).

In establishing the number of shares of common stock to be reserved for issuance under the 2015 Plan, the Board of Directors considered, among other factors, the following: (a) the ability to attract and retain talented employees and directors, especially given the Company’s strategy for future growth; (b) the potential dilution (as defined below) due to shares of common stock subject to equity awards; (c) the historical and anticipated burn rate (as defined below) of how quickly we use shares of common stock subject to equity awards; and (d) the total potential overhang (as defined below) due to shares of common stock subject to equity awards.

Dilution is the number of shares subject to equity awards outstanding but not exercised, divided by the total number of shares of common stock outstanding as of the end of the year.

The burn rate is calculated by dividing the number of common shares subject to equity awards granted during any particular period by the number of outstanding shares of common stock as of December 31 of the applicable year.

Overhang is the number of shares of common stock subject to equity awards outstanding but not exercised, plus the number of shares available to be granted, divided by the total number of shares outstanding as of the end of the year.

The following table sets for the dilution, burn rate and overhang for each of our last five fiscal years and the average for those years.

	2014	2013	2012	2011	2010	Average
Dilution	8.0%	6.1%	12.7%	17.9%	17.7%	12.5%
Burn Rate	3.3%	2.5%	1.1%	0.3%	8.3%	3.1%
Overhang	26.0%	26.2%	27.0%	27.4%	18.7%	25.1%

If the 2015 Plan is approved by shareholders, our total potential overhang would be 24.5%.

2015 Plan Summary

The following is a brief summary description of the 2015 Plan, which is qualified in its entirety by reference to the provisions of the 2015 Plan itself, which is attached as Appendix A to this Proxy Statement.  Capitalized terms used and not otherwise defined in this summary description are used as defined in the 2015 Plan.

•	Types of Awards

The 2015 Plan provides for the grant of Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, and Performance Compensation Awards (collectively, “Awards”).

•	Incentive Stock Options and Non-qualified Stock Options

Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant.  Options may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant or for a term in excess of ten years.  An incentive stock option may be granted with an option exercise price lower than that set forth in the preceding sentence if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Code Section 424(a).

The 2015 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of common stock, (iii) net exercise, (iv) by any other lawful means, or (v) any combination of these forms of payment.

•	Stock Appreciation Rights

A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock or another specified price.  SARs may be granted independently or in tandem with an option.  SARs may not be granted at a base price less than 100% of the fair market value of the common stock on the date of grant.

•	Restricted Stock Awards

A restricted stock award is an award of actual stock that may be subject to conditions on transferability and subject to forfeiture for a period governed by the award agreement. The plan participant generally will have the rights of a shareholder including the right to vote such Restricted Stock, except that (unless otherwise provided in the award agreement) any dividends earned by such Restricted Stock will be withheld by the Company for the participant's account (with interest, if determined by the Committee). Any withheld dividends and interest will be distributed to the participant when the restrictions on the underlying stock lapse, in cash or at the discretion of the Committee in common stock having a Fair Market Value equivalent to the amount of such dividends.  If the shares are forfeited, the participant will have no right to the dividends.

•	Restricted Stock Unit Awards

Restricted stock unit awards entitle the recipient to receive shares of common stock (or an equivalent amount of cash) to be delivered at the time the award vests. Participants are not required to pay any consideration to the Company at the time of grant of a restricted stock unit. The plan participant will have no voting rights with respect to the Restricted Stock Unit but may, at the discretion of the Committee, be credited with the cash equivalent of the stock dividends payable for one share of common stock per Restricted Stock Unit. Any such dividend equivalent amounts will be withheld by the Company for the participant's account (with interest, if determined by the Committee) and will be distributed to the participant upon settlement of the underlying restricted stock unit in cash or, at the discretion of the Committee, in common stock having a Fair Market Value equivalent to the amount of such dividends.  If the restricted stock unit award is forfeited, the participant will have no right to the dividend equivalents.

•	Performance Share Awards

A performance share award is an award of actual stock that vests only to the extent to which performance goals established by the Committee are attained.  The Committee has the discretion to determine: (i) the number of shares of common stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the performance period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

•	Performance Compensation Awards

The Committee may determine at the time of grant that any award granted to an employee will be subject to performance conditions instead of or in addition to time-vesting conditions.  Such performance conditions may be established and administered in accordance with the requirements of Code Section 162(m) for awards intended to qualify as “performance-based compensation.”  Performance-based awards that are payable in cash may also be granted under the 2015 Plan.

Performance conditions under the 2015 Plan will utilize one or more objective measurable performance goals as determined by the Committee based upon one or more factors, including: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue; (e) gross profit or gross profit growth; (f) net operating profit (before or after taxes); (g) return on assets, capital, invested capital, equity, or sales; (h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (i) earnings before or after taxes, interest, depreciation and/or amortization; (j) gross or operating margins; (k) improvements in capital structure; (l) budget and expense management; (m) productivity ratios; (n) economic value added or other value added measurements; (o) share price (including, but not limited to, growth measures and total shareholder return); (p) expense targets; (q) margins; (r) operating efficiency; (s) working capital targets; (t) enterprise value; (u) safety record; and (v) completion of acquisitions or business expansion.

The maximum performance compensation award payable to any one participant for any one performance period is 250,000 shares of common stock.  If a performance compensation award is in the form of a cash bonus, the maximum amount that can be paid in any calendar year to any participant is $250,000.

Awards that are not intended to qualify as “performance-based compensation” under Code Section 162(m) may be granted under the 2015 Plan and determined without regard to performance goals and may involve the Committee’s discretion.

The Committee may award and administer options and stock appreciation rights in accordance with the requirements of Code Section 162(m), such that those awards will also qualify as “performance-based compensation.”  These awards will be granted by the Committee, within the maximum number of shares that may be granted to an employee during a specified period and granted at no less than 100% of the fair market value of the common stock on the date of grant.

•	Share Limits

The 2015 Plan provides that no participant may be granted awards of any type with respect to more than 250,000 shares of common stock in the aggregate, during any one year period.

•	Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law.

•	Eligibility to Receive Awards

Employees (including executive officers) and directors of the Company and its subsidiaries and of other business ventures in which the Company has a controlling interest are eligible to be granted awards under the 2015 Plan.  Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

•	Change in Control Provision

The 2015 Plan provides that, unless otherwise provided in an award agreement, in the event of a participant’s termination of service for “Good Reason” or without “Cause” within 18 months after a change in control, all options and stock appreciation rights will become immediately exercisable.  Under the same circumstances, any restricted stock awards or restricted stock units will fully vest.  For performance compensation awards under the same circumstances, all performance goals or other vesting criteria will be deemed achieved at 100% of the target levels of performance at the date of the termination of service.

•	Share Recycling

To the extent that shares are: (a) tendered in payment of an Option, (b) delivered or withheld by the Company to satisfy any tax withholding obligation, (c) covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award, or (d) canceled, forfeited or expires prior to exercise or realization, then such shares will not again be available for issuance under the Plan.

Key Corporate Governance Practices in the 2015 Plan

The 2015 Plan includes a number of provisions that we believe promote good corporate governance practices and reinforce the alignment between our equity compensation arrangements and the interests of our shareholders, including:

•	Administration. The 2015 Plan is administered by the Compensation Committee of the Board, which is comprised entirely of non-employee directors.

•	Limited Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Committee.

•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the 2015 Plan can be increased automatically without shareholder approval.

•

No Discounted Options or SARs.  Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date, except as permitted under the Code.

•

No Repricing Without Shareholder Approval. The Committee may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification affects a repricing, shareholder approval will be required before the repricing is effective.

•	No Recycling. Recycling of shares subject to the 2015 Plan is not permitted.

Federal Income Tax Consequences

The following tax discussion is a general summary as of the date of this Proxy Statement of the U.S. federal income tax consequences to the Company and the participants in the 2015 Plan.  The discussion is intended solely for general information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2015 Plan.  The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes.  Different tax rules may apply to specific participants and transactions under the2015 Plan, particularly in jurisdictions outside the United States.  In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time.  Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the 2015 Plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

The grant of an option will create no tax consequences for the participant or the Company.  A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply.  Upon exercise of an option other than an incentive stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price.  Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price.  Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss.

Other awards under the 2015 Plan (including restricted stock units, restricted stock awards, and performance based compensation) generally will result in ordinary income to the participant at the later of the time the award is paid (in cash or shares) or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash or shares.

Except as discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, restricted stock unit award, or other awards, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant.  Thus, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.

Code Section 162(m) generally allows the Company to obtain tax deductions without limit for performance-based compensation paid to the Chief Executive Officer and any of the Company’s other listed officers (other than the Chief Financial Officer or any officer not subject to U.S. income tax).  The Company intends that options, stock appreciation rights and performance compensation awards granted under the 2015 Plan will qualify as performance-based compensation not subject to Section 162(m)’s $1 million deductibility cap.  A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2015 Plan will be fully deductible under all circumstances.  In addition, other awards under the 2015 Plan may not qualify as performance-based compensation under Section 162(m), and therefore compensation paid to executive officers in connection with such awards may not be deductible.

Vote Required

The 2015 Plan will be adopted if the votes cast in favor of the 2015 Plan exceed the votes cast in opposition.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE 2015 PLAN

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board is actively involved in assessing and managing risks that could affect the Company. Part of the Board’s role is to periodically assess the processes utilized by management with respect to risk assessment and risk management, including identification by management of the primary risks of the Company’s business, and the implementation by management of appropriate systems to address such risks. The Board fulfills these responsibilities either directly, through delegation to committees of the Board, or, as appropriate, through delegation to individual directors. When the Board determines to delegate any risk management oversight responsibilities, typically such delegation is made to the standing committees of the Board.

Mr. Goldstein serves as both the Chairman of the Board and the Chief Executive Officer of the Company. The Company believes this is appropriate in light of Mr. Goldstein’s significant experience and leadership roles with the Company, and his in-depth knowledge of consumer products and the Company’s management, marketplace, customers, marketing, sales and strategic vision. The Company further believes Mr. Goldstein’s effectiveness in promoting the Company’s products and forming new business relationships is significantly enhanced by his role as both Chairman of the Board and Chief Executive Officer. The Board does not have a lead independent director.

EXECUTIVE OFFICERS

The Company has three executive officers. They are Mr. Goldstein, Mr. Levine and Mr. Hyman. Information regarding Mr. Goldstein and Mr. Levine is stated above under “Election of Directors.” Information concerning Mr. Hyman is as follows:

Mr. Hyman, 59, has been employed by the Company as Senior Vice President of Sales beginning in 2013. Prior to joining the Company, Mr. Hyman served as an independent sales and marketing consultant from August 2012 through December 2012, Vice President of Sales OOK Division for the Hillman Group from December 2011 through July 2012, and Vice President of Sales for Impex Systems Group from August 2007 through December 2011.

The officers of the Company are elected annually at the first meeting of the Company’s Board held after each annual meeting of shareholders and serve at the pleasure of the Board.

DIRECTORS’ MEETINGS AND COMMITTEES

During the year ended December 31, 2014, the Company had four regular Board meetings, four Compensation Committee meetings, and four Audit Committee meetings. No member of the Board attended fewer than 75% of the meetings of the Board or of committees for which such member served during 2014. Although the Company is not listed on NASDAQ, the Board has elected to apply NASDAQ’s independence standards to the Board. During 2014, Mr.  Laber, Mr. Neri and Ms. Garrett satisfied the NASDAQ independence standards.

Audit Committee

The Audit Committee’s primary responsibilities include appointing the independent auditor for the Company, pre-approving all audit and non-audit services, and assisting the Board in monitoring the integrity of the financial statements of the Company, the independent auditor’s qualifications, independence and performance and the Company’s compliance with legal requirements. The Audit Committee operates under a written charter adopted by the Board, a copy of which has been filed with the SEC and is available at the Company’s website at www.scottsliquidgold.com. During 2014 the members of the Audit Committee were Mr. Laber (Chairperson), Mr. Neri and Ms. Garrett. Each member of the Audit Committee is an independent director as defined in the NASDAQ rules. Mr. Laber has the professional experience deemed necessary to qualify as an audit committee financial expert under rules of the SEC.

Compensation Committee

The primary responsibilities of the Compensation Committee include, without limitation, overseeing the development of a compensation philosophy for the Company, reviewing the compensation packages for executive officers and engaging and overseeing compensation consultants and advisers. The Compensation Committee may not delegate its authority. The Compensation Committee operates under resolutions adopted by the Board of Directors that may constitute a charter, a copy of which is attached hereto as Appendix B. The Compensation Committee consists of three directors, each of whom is an independent director as defined under the NASDAQ rules. During 2014, the members of the Compensation Committee were Mr. Neri (Chairperson), Mr. Laber and Ms. Garrett.

In making decisions regarding executive compensation, the Compensation Committee requests the comments of the Chief Executive Officer and the other executive officers about their compensation and considers a number of factors. In determining the executive compensation in 2013 and 2014, the Committee considered, among other things, the following matters:

Overview

•	The objectives of the Company’s compensation program;

•	What the compensation program is designed to reward;

•	Each element of compensation;

•	How the Company determines the amount (and, where applicable, the formula) for each element; and

•	How each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements.

Specific Factors

•	Services performed and time devoted to the Company by the executive;

•	Amounts paid to executives in comparable companies;

•	The size and complexities of the Company’s business;

•	Successes achieved by the executive;

•	The executive’s abilities;

•	The executive’s tenure;

•	The Company’s financial results;

•	Prevailing economic conditions;

•	Compensation paid to other employees of the Company; and

•	The amount previously paid to the executive.

The Compensation Committee did not use an outside consultant for compensation matters during 2013 and 2014.

The Compensation Committee also determines the fees paid to the non-employee directors, with input from the Company’s executive officers.

DIRECTOR NOMINATION PROCESS

The Board of the Company does not have a nominating committee. The full Board performs the functions of a nominating committee. The Board believes that it does not need a separate nominating committee because the full Board is relatively small, has the time to perform the functions of selecting Board nominees and in the past has acted unanimously in regard to nominees.

In considering an incumbent director whose term of office is to expire, the Board reviews the director’s overall service during the person’s term, the number of meetings attended, level of participation and quality of performance. In the case of new directors, the directors on the Board are asked for suggestions as to potential candidates, discuss any candidates suggested by a shareholder of the Company and apply the criteria stated below. The Company may engage a professional search firm to locate nominees for the position of director of the Company. However, to date the Board has not engaged professional search firms for this purpose.

The Board seeks candidates for nomination to the position of director who have excellent decision-making ability, business experience, particularly experience relevant to consumer products, personal integrity, diverse backgrounds and who meet such other criteria as may be set forth in a writing adopted by a majority vote of the Board. While the Board values a diversity of viewpoints and backgrounds, it does not have a formal policy regarding the consideration of diversity in identifying director nominees.

Pursuant to a policy adopted by the Board, the directors will take into consideration a director nominee submitted to the Company by a shareholder; provided that the shareholder submits the director nominee and reasonable supporting material concerning the nominee by the due date for a shareholder proposal to be included in the Company’s Proxy Statement for the applicable annual meeting as set forth in Section 2.14 of the Company’s Bylaws and the rules of the SEC then in effect. See “Shareholder Proposals and Director Nominations” below.

DIRECTOR ATTENDANCE AT COMPANY ANNUAL MEETINGS

The Company does not have a policy regarding attendance by members of the Board at the Company’s annual meeting of shareholders. The Company has always encouraged its directors to attend its annual meeting. All directors who were then serving attended the Company’s most recent annual meeting of shareholders.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Historically, the Company has not had a formal process for shareholder communications with the Board. The Company does not believe a formal process for handling shareholder communications is necessary because the Board reviews and considers all material communications from shareholders.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has a Code of Business Conduct and Ethics (“Code of Conduct”) that reflects long-standing positions of the Company and contains additional provisions that address the Company’s expectations relating to ethical business conduct. The Code of Conduct applies to all employees, including executive officers, and to directors. The Code of Conduct concerns, among other things, compliance with applicable law, the avoidance of conflicts of interest, trading restrictions imposed on persons who are aware of material non-public information, a prohibition on taking corporate opportunities, competing fairly and honestly, diversity as an asset, the Company’s efforts to provide a safe and healthful work environment, recordkeeping, confidentiality, proper use of Company assets and payments to government personnel. A copy of the Code of Conduct may be obtained free of charge upon request to: Corporate Secretary, Scott’s Liquid Gold-Inc., 4880 Havana Street, Suite 400, Denver, Colorado 80239. The Code of Conduct is also available at the Company’s website at www.scottsliquidgold.com.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows the annual and other compensation of the Chief Executive Officer and all other executive officers of the Company during the year ended December 31, 2014, for services in all capacities provided to the Company and its subsidiaries for the past two years. The Company’s compensation packages to the executive officers, as determined by the Compensation Committee, are designed to enable the Company to recruit, retain and motivate a talented group of people who contribute to the Company’s success. The packages are also intended to synchronize executive compensation with the Company’s performance, motivate executive officers to achieve the Company’s business objectives, provide performance incentives and minimize undue risk to the Company. The Company’s Chief Executive Officer provides input on determining and recommending compensation packages of the executive officers other than himself.

In 2014 and 2013, the Company had a performance-based bonus plan for the Chief Executive Officer, the Chief Financial Officer and the Senior Vice President of Sales. Under the bonus plan, Mr. Goldstein and Mr. Levine each had the potential to earn a bonus equal to up to a maximum of 30% of their respective salaries if the Company achieved net income targets established by the Compensation Committee. Mr. Hyman had the potential to earn a bonus equal to up to a maximum of 13% and 7% of his salary in 2014 and 2013, respectively, if the Company achieved net income targets established by the Compensation Committee. The Company exceeded the pre-established net income targets for both 2014 and 2013.

The Company intends to continue the bonus plan in 2015, with a target bonus for the Chief Executive Officer and the Chief Financial Officer of 35% of their respective salaries and 14.5% for the Senior Vice President of Sales if the Company achieves net income targets established by the Compensation Committee.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary $	Bonus $(1)	Stock Awards $	Option Awards $(2)	Non-equity incentive plan compensation $	Non-qualified deferred compensation earnings $	All Other Compensation $(3)	Total $
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark E. Goldstein	2014	351,727	109,605	—	—	—	—	30,203	491,535
Chairman of the Board, President and Chief Executive Officer	2013	342,000	60,800	—	—	—	—	32,588	435,388

Barry J. Levine	2014	234,727	73,235	—	154,898	—	—	18,982	481,842
Chief Operating Officer, Chief Financial Officer, Treasurer, and Corporate Secretary	2013	219,616	40,000	—	42,061	—	—	19,782	321,459

Michael B. Hyman	2014	189,727	25,000	—	—	—	—	24,689	239,416
Senior Vice President of Sales	2013	180,000	12,500	—	10,223	—	—	15,477	218,200
_______________

(1)

For 2013, our Board approved a performance-based bonus plan under which Mr. Goldstein and Mr. Levine each had the potential to earn a bonus equal to up to a maximum of 30% of their respective salaries if the Company achieved net income targets established by the Compensation Committee. The Company exceeded the pre-established net income targets, but Mr. Goldstein and Mr. Levine, in agreement with the Compensation Committee, received only 17.8% of their respective salaries because they believed this was in the best interest of the Company.

(2)

Amounts shown in the column “Option Awards” are the aggregate grant date fair value of stock options computed in accordance with ASC 718. For information on the valuation assumptions for the stock options, please refer to Note 1 of the Company’s Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC on March 30, 2015 and included with this Proxy Statement. These amounts do not necessarily correspond to the actual value that may be recognized by the officers in the future.

(3)	Certain details for “All Other Compensation” for 2014 and 2013 are summarized in the table below.

	Mark E. Goldstein		Barry J. Levine		Michael B. Hyman
	2014	2013	2014	2013	2014	2013
Automobile lease/allowance (a)	$10,200	$9,081	$7,800	$7,800	$6,000	$6,000
Income taxes on automobile lease/allowance (a)	6,390	6,390	5,280	5,280	4,060	4,060
Medical plan (b)	7,491	10,995	5,902	6,702	14,629	5,417
Disability insurance	4,672	4,672	—	—	—	—
Other	1,450	1,450	—	—	—	—
Total other compensation	$30,203	$32,588	$18,982	$19,782	$24,689	$15,477
____________
(a)

The Company provides funds needed, plus an amount to pay resulting income taxes, to each executive officer. In the case of Mr. Goldstein, the amount shown for 2014 represents a provision for his use of his personally-owned vehicle and for 2013 represents the lease value for his use of a vehicle leased by the Company. In the case of Mr. Hyman and Mr. Levine, the amount shown represents for both 2014 and 2013 a provision for their use of their personally-owned vehicles.

(b)

In addition to group life, health, hospitalization and medical reimbursement plans which are generally available to all employees, during reported periods the Company had a plan which provided for additional medical coverage of not more than $50,000 per year for each of the Company’s executive officers.

STOCK PLANS

Executive officers and non-employee directors of the Company were eligible to receive stock awards under the Company’s 2005 Stock Incentive Plan as amended, which expired on March 31, 2015. The number of shares authorized under the 2005 Plan was 3,000,000 shares of common stock. The 2005 Plan provided for the issuance of stock awards consisting of incentive and non-qualified stock options, stock appreciation rights, restrictive stock or restrictive stock units. Eligible persons under the 2005 Plan were full-time and part-time employees, non-employee directors and consultants. Under the 2005 Plan, stock awards vested upon a change in control. All options granted in or prior to 2006 were 100% vested on the date of grant. Options granted after 2006 generally vested 1/48 of the shares subject to the options each month after the date of grant and vested fully upon a change in control, with the exception of option awards to our three non-employee directors which vested immediately, as described below.

For information regarding the 2015 Plan, please see Proposal 2 above.

Option Grants in 2014

During 2014, we granted options to acquire 250,000 shares of our common stock to one of our executive officers at a price of $0.86 per share, which vest ratably over 60 months, or upon a change in control, and which expire after ten years. In addition, we granted options to acquire 35,000 shares of our common stock to our vice president of marketing at a price of $0.78 per share, options to acquire 2,500 shares of our common stock to an administrative employee at a price of $0.78 per share and options to acquire 60,000 shares of our common stock to two of our non-employee directors at a price of $0.79 per share, all of which vest ratably over 48 months, or upon a change in control, and which expire after five years. Such options were granted at 120% of the market value as of the date of grant. We also granted options to acquire 30,000 shares of our common stock to one of our non-employee directors at a price of $0.79 per share, which vested upon the date of grant, and expire after five years. Such options were also granted at 120% of the market value as of the date of grant.

Option Grants in 2013

During 2013, we granted: (i) options to acquire 85,000 shares of our common stock to two of our executive officers at a price of $0.41 per share; (ii) an option to acquire 30,000 shares of our common stock to one of our board members at a price of $0.55 per share; (iii) an option to acquire 15,000 shares of our common stock to a regional sales manager at a price of $0.55 per share; (iv) an option to acquire 15,000 shares of our common stock to a regional sales manager at a price of $0.49 per share; and (v) an option to acquire 50,000 shares of our common stock to an executive officer at a price of $0.78 per share. These options which vest ratably over 48 months, or upon a change in control, and which expire after five years, were granted at 120% of the market value as of the date of grant. In addition, during 2013, we granted options to acquire 90,000 shares of our common stock to three of our non-employee directors. These options which vested upon the date of grant, and which expire after five years, were granted at 120% of the market value as of the date of grant.

The following table summarizes information with respect to each person’s outstanding stock options at December 31, 2014.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014
	Option Awards						Stock Awards
Name (a)	Number of securities underlying unexercised options # Exercisable (b)		Number of securities underlying unexercised options # Unexercisable (c)	Equity incentive plan awards: Number of securities underlying unexercised unearned options # (d)	Option exercise price $ (e)	Option expiration date (f)	Number of shares or units of stock that have not vested # (g)	Market value of shares or units of stock that have not vested $ (h)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested # (i)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested $ (j)
Mark E. Goldstein	29,500	(1)	0	—	0.24	May 12, 2015	—	—	—	—
	50,000	(1)	0	—	0.25	Aug. 09, 2015	—	—	—	—
	18,400	(1)	0	—	0.22	Dec. 13, 2015	—	—	—	—
Barry J. Levine	68,748	(2)	31,252	—	0.24	Mar. 13, 2017	—	—	—	—
	21,880	(2)	28,120	—	0.41	Mar. 18, 2018	—	—	—	—
	13,546	(2)	36,454	—	0.78	Nov. 20, 2018	—	—	—	—
	12,501	(3)	237,499	—	0.86	Sep. 01, 2024	—	—	—	—
Michael B. Hyman	15,309	(4)	19,691	—	0.41	Mar. 18, 2018	—	—	—	—
_______________

(1)	These options were granted on May 13, 2010, August 10, 2010 and December 14, 2010 and vest 1/48 per month from the date of grant.

(2)	These options were granted on March 14, 2012, March 19, 2013 and November 21, 2013 and vest 1/48 per month from the date of grant.

(3)	These options were granted on September 2, 2014 and vest 1/60 per month from the date of grant.

(4)	These options were granted on March 19, 2013 and vest 1/48 per month from the date of grant.

EMPLOYMENT AGREEMENTS

On March 26, 2014, the Company entered into employment agreements with Mr. Goldstein and Mr. Levine. Pursuant to the employment agreements, each executive is eligible to receive a base salary and an annual bonus of between 25-50% of the executive’s base salary during the applicable bonus period, provided the executive remains employed the entire calendar year, and the Board, in its sole discretion, determines that the executive and the Company, as applicable, met or exceeded all of the goals and objectives of the written annual bonus plan approved by the Board or Compensation Committee.

The agreements are for a three-year term, but may be terminated by either party before that time, with or without cause. The agreements also include terms and provisions to protect our business and confidential information, including standard non-compete, non-solicitation of clients and employees, and no-hire obligations during the term of employment. Upon either Mr. Goldstein’s or Mr. Levine’s termination of employment by the Company not for “cause,” or by Mr. Goldstein or Mr. Levine for “good reason” (as each term is defined in the employment agreement), in addition to already earned salary and any earned but unpaid bonus for the prior year, Mr. Goldstein and Mr. Levine are entitled to receive certain payments and benefits, including: (1) a severance payment equal to 18 months of their then current base salary in effect on the day of termination payable over a 18 month period; and (2) reimbursement for the costs of continuing health benefits for a period of 18 months following termination. All severance payments and benefits are subject to compliance with the restrictive covenants in the employment agreement (such as the nondisclosure, non-solicitation, and non-competition provisions) for the 18 months after termination of employment, as well as the receipt of a release from the executive officer.

STOCK OWNERSHIP REQUIREMENTS

Each non-employee director must hold the number of shares of common stock equal in value to at least the annual cash compensation of such director, determined as of September 19, 2013. Directors have three years within which to acquire such number of shares (including such number of shares to reflect any increase in cash compensation that occurs during such three year period). In the event the cash compensation of directors is increased after such three year period, directors will have an additional year to raise their ownership to reflect the increased amount of compensation, using the closing price on the day of approval of such compensation increase. Future directors will have three years within which to satisfy initial stock ownership requirements and thereafter, one year to increase their ownership following any increase in cash compensation to directors. Mr. Laber exceeds the foregoing stock ownership requirements. Mr. Neri and Ms. Garrett each need to acquire an additional 21,431 and 3,333 shares, respectively, to meet the foregoing stock ownership requirements. They both currently plan to acquire these shares during 2015. For information regarding Ms. Garrett’s, Mr. Laber’s and Mr. Neri’s current beneficial ownership of shares, see the table “Security Ownership of Management.”

COMPENSATION OF DIRECTORS

As of December 31, 2014, two directors, Mr. Goldstein and Mr. Levine, were full-time executive officers of the Company and received no additional compensation for their service as a director, and Mr. Laber, Mr. Neri and Ms. Garrett were the Board’s non-employee directors. For the 2014 fiscal year, the annual director fees were $22,500 for the Audit Chair and $21,000 for the other non-employee directors. In addition, directors were eligible for option award grants under the Company’s 2005 Stock Incentive Plan and will be eligible for Awards under the 2015 Plan. The following table shows the annual and other compensation of the non-employee directors at December 31, 2014 for services to the Company for 2014.

DIRECTOR COMPENSATION FOR 2014
Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (j)
Sharon Garrett	17,500	(1)	0	5,492	0	0	0	22,992
Gerald J. Laber	22,500		0	15,544	0	0	0	37,944
Philip A. Neri	21,000		0	15,544	0	0	0	36,444

____________

(1)Ms. Garrett’s service as a director began on February 26, 2014.

The following table summarizes information with respect to each non-employee director’s outstanding stock options at December 31, 2014:

Name	Number of Securities Underlying Unexercised Options # Exercisable		Number of Securities Underlying Unexercised Options # Unexercisable	Option Exercise Price $	Option Expiration Date
Sharon Garrett	0		0

Gerald J. Laber	3,125	(1)	0	0.23	Aug. 09, 2015
	5,625	(1)	0	0.20	Dec. 13, 2015
	30,000	(2)	0	0.47	July 23, 2018
	3,750	(1)	26,250	0.79	June 03,2019
Philip A. Neri	2,500	(3)	5,000	0.37	Aug. 18 2016
	22,944	(2)	0	0.47	July 23, 2018
	3,750	(3)	26,250	0.79	June 03,2019
____________
(1)					These options were granted on August 10, 2010, December 14, 2010 and June 4, 2014 and vest 1/48 per month from the date of grant.

(2)	These options were granted on July 24, 2013 and vested immediately.

(3)	These options were granted on August 19, 2011 and June 4, 2014 and vest 1/48 per month from the date of grant.

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2014.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	918,969	$0.53	2,081,031
Equity compensation plans not approved by security holders	0	0	0
Total	918,969	$0.53	2,081,031

CERTAIN TRANSACTIONS

The Company has indemnification agreements with each of its directors and executive officers. These agreements provide for indemnification and advancement of expenses to the full extent permitted by law in connection with any proceeding in which the person is made a party because the person is a director or officer of the Company. They also state certain procedures, presumptions and terms relevant to indemnification and advancement of expenses.

SECTION 16 REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and beneficial owners of more than 10% of the outstanding shares of the Company to file with the SEC reports regarding changes in their beneficial ownership of shares in the Company. To the Company’s knowledge, based solely upon review of Forms 3, 4 and 5, and amendments thereto furnished to the Company, there was full compliance with all Section 16(a) filing requirements applicable to those persons for reports filed in 2014.

COMPANY ACCOUNTANTS

General

EKS&H LLLP served as the Company’s independent auditors for the fiscal year ended December 31, 2014 and has been selected by the Audit Committee of the Board as the Company’s independent auditors for the fiscal year ending December 31, 2015. EKS&H LLLP has been the Company’s independent auditors since June 2003. A representative of EKS&H LLLP is expected to be present at the Annual Meeting of Shareholders and to have the opportunity to make a statement if the representative so desires. Such representative also is expected to be available to respond to appropriate questions at that time.

Report of Audit Committee

March 24, 2015

To the Board of Scott’s Liquid Gold-Inc.:

We have reviewed and discussed with management the Company’s audited financial statements. We have discussed with EKS&H LLLP, its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 16 as adopted by the Public Company Accounting Oversight Board (“PCAOB”). We have received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and filed with the SEC.

The Audit Committee is composed of the three directors named below, all of whom are independent directors as defined in Rule 4200(a)(15) of the NASDAQ Stock Market listing standards.

The Board has adopted a written charter for the Audit Committee.

Submitted by the members of the Audit Committee of the Board for 2014.

Gerald J. Laber, Chairman

Sharon D. Garrett

Philip A. Neri

The preceding information under the caption “Report of Audit Committee” shall be deemed to be “furnished” but not “filed” with the SEC.

Disclosure of Auditor Fees

The following is a description of the fees billed to the Company by its independent auditor (EKS&H LLLP) for each of the years ended December 31, 2014 and 2013.

Audit and Non-Audit Fees	2014	2013
Audit fees	$86,185	$78,324
Audit-related fees	0	0
Tax fees	26,600	16,850
All other fees	0	39,000
Total	$112,785	$134,174

Audit fees are for the audit of the Company’s annual financial statements and the review of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Audit-related fees include required review of certain filings with the SEC, issuance of consents, review of correspondence between the Company and the SEC and services concerning internal controls. Tax fees primarily include tax compliance, tax advice, including the review of, and assistance in the preparation of, federal and state tax returns. Other fees in 2013 primarily related to software advisory services.

Policy on Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent public accountants. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated limited pre-approval authority to its chairperson. The chairperson is required to report any decisions to pre-approve such services to the full Audit Committee at its next meeting. All of the audit and non-audit services disclosed in the table above were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholder proposals for inclusion in the Company’s proxy materials relating to the next annual meeting of shareholders must be received by the Company on or before January 1, 2016. Shareholder director nominations and shareholder proposals to be presented at the annual meeting pursuant to our bylaws must be received no earlier than January 6, 2016 and no later than February 5, 2016.

Shareholder Proposals

A shareholder proposal will only be considered at an annual meeting of the shareholders if such proposal is properly brought before the meeting pursuant to Section 2.13 of the Company’s Bylaws or if such proposal is properly made in accordance with Rule 14-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) and included in the notice of meeting given by the Board.

To bring a proposal before an annual meeting, a shareholder must (i) be a shareholder of record both at the time of giving notice and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) comply with the requirements of Section 2.13 as to such business.

For a proposal to be properly brought by a shareholder, the shareholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Corporate Secretary of the Company at the principal office of the Company and (ii) provide any updates or supplements to such notice as required by Section 2.13. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal office of the Company not less than 120 days nor more than 150 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the later of (i) 90 days prior to such annual meeting, or (ii) the date that is 10 days after the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”).

To be in proper form, a shareholder’s notice must set forth certain information as described in the Bylaws regarding (i) the proposing shareholder, beneficial owner of the shares, if different from the shareholder, the shareholder’s affiliates and any person acting in concert with the shareholder (collectively, a “Proposing Person”), and (ii) any proxy arrangements, “synthetic equity interests,” “stock borrowing arrangements,” performance fees related to any increase or decrease in the price or value of the Company’s shares, other persons responsible for formulating or involved in the decision to bring the proposal before the meeting, and any other information relating to the Proposing Person that would be required to be disclosed in a Proxy Statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act.

Additionally, as to each item of business that the shareholder proposes to bring before the annual meeting, the shareholder’s notice must set forth: (i) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) a reasonably detailed description of all agreements, arrangements and understandings (a) between or among any of the Proposing Persons or (b) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business.

The shareholder providing notice of a proposal to be brought before an annual meeting is responsible for further updating and supplementing the information previously provided to the Company in connection with the proposal so that the information provided or required to be provided is true and correct as of the record date of the annual meeting and through the date of the meeting or any adjournment or postponement thereof.

No business may be brought by a shareholder before an annual meeting other than in compliance with Section 2.13 of the Company’s Bylaws.

Shareholder Director Nominations

To nominate a person for election to the Board at a meeting, a shareholder must (i) be a shareholder of record both at the time of giving the notice provided for in Section 2.14 of the Company’s Bylaws and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) comply with the requirements of Section 2.14 as to such nomination.

For a shareholder to make any nomination of a person for election to the Board at an annual meeting, the shareholder must (i) provide Timely Notice (as defined above) thereof in writing and in proper form to the Corporate Secretary of the Company at the principal office of the Company and (ii) provide any updates or supplements to such notice as required by Section 2.14.

To be in proper form, a shareholder’s notice to the Corporate Secretary of the Company must set forth certain information as described in the Bylaws regarding (i) the nominating shareholder, beneficial owner of the shares, if different from the shareholder, the shareholder’s affiliates and any person acting in concert with the shareholder (collectively, a “Nominating Person”), and (ii) any proxy arrangements, “synthetic equity interests,” “stock borrowing arrangements,” performance fees related to any increase or decrease in the price or value of the Company’s shares, other persons responsible for formulating or involved in the decision to bring the proposal before the meeting, and any other information relating to the Nominating Person that would be required to be disclosed in a

Proxy Statement or other filing required to be made in connection with solicitations of proxies or consents by such Nominating Person in support of the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act.

Additionally, as to each person whom a Nominating Person proposes to nominate for election as a director, (i) all information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to Section 2.14 if such proposed nominee were a Nominating Person, (ii) all information relating to such proposed nominee that is required to be disclosed in a Proxy Statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected), (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K (or any successor regulations) if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and (iv) a completed and signed questionnaire, representation and agreement as provided in Section 2.14.

The Company may also require any proposed nominee to furnish such other information (i) as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with the Company’s corporate governance guidelines or (ii) that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee.

Any nominee for election to the Board must meet certain qualification criteria. A proposed nominee must (i) be capable of demonstrating to the reasonable satisfaction of Board or a committee thereof, in its sole discretion, an understanding of basic financial statements, (ii) be over 21 years of age, (iii) have relevant business experience (taking into account the business experience of the other directors) and high moral character, in each case as determined by the Board or a committee thereof, in its sole discretion, and (iv) satisfy such other criteria for service on the Board as may be set forth from time to time by the Company.

The shareholder providing notice of a nomination of a person for election to the Board is responsible for further updating and supplementing the information previously provided to the Company in connection with the proposal so that the information provided or required to be provided in such request or demand is true and correct as of the record date of the annual meeting and through the date of the meeting or any adjournment or postponement thereof.

No person may be nominated by a shareholder for election to the Board unless nominated in accordance with Section 2.14 of the Company’s Bylaws.

2014 ANNUAL REPORT ON FORM 10-K

Shareholders who wish to obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 in the form filed with the SEC should address a written request to Corporate Secretary, Scott’s Liquid Gold-Inc., 4880 Havana Street, Suite 400, Denver, Colorado 80239. The Company’s annual report to shareholders consists of such Form 10-K and accompanies this Proxy Statement.

SOLICITATION OF PROXIES

The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by officers and other regular employees of the Company by telephone, e-mail, telegraph or by personal interview for which employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of pocket expenses incurred by them in so doing.

OTHER BUSINESS

Except as discussed in this Proxy Statement, there are no other matters that the Board intends to present for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, or if a person named as a Company nominee for election as a Director should decline or be unable to serve, the persons named as proxy holders are authorized to vote the shares according to their discretion. If the Chairman of the Annual Meeting determines that any matter is not properly brought before the Annual Meeting, the Chairman will announce this at the Annual Meeting and the matter will not be considered.

The above Notice and Proxy Statement are sent by order of the Board.

/s/ Barry J. Levine

Corporate Secretary

Denver, Colorado

April 28, 2015

APPENDIX A

Scott’s Liquid Gold-Inc.
2015 Equity and Incentive Plan

Introduction

The name of this plan is the Scott’s Liquid Gold-Inc. 2015 Equity and Incentive Plan. The purposes of the Plan are to (a) enable Scott’s Liquid Gold-Inc. and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

Awards that may be granted under the Plan include Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, and Performance Compensation Awards.

Article 1
DEFINITIONS

1.1	Affiliate means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.
1.2

Applicable Laws means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

1.3

Award means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, or a Performance Compensation Award.

1.4

Award Agreement means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement is subject to the terms and conditions of the Plan.

1.5	Board means the Board of Directors of the Company, as constituted at any time.
1.6	Cause means:
(a)

with respect to any Employee or Consultant, a determination by the Committee in its sole discretion as follows: (i) if the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (ii) if no such agreement exists, or if such agreement does not define Cause, then Cause means that the person has (A) engaged in gross negligence, gross incompetence or willful misconduct in the performance of the duties required of him or her; (B) refused without proper reason to perform the material duties and responsibilities required of him; (C) willfully engaged in conduct that is materially injurious to the Company or its Affiliates (monetarily or otherwise); (D) committed an act of fraud, embezzlement or breach of fiduciary duty to the Company or an Affiliate (including the unauthorized disclosure of confidential or proprietary material information of the Company or an Affiliate); (E) been charged, through indictment or criminal complaint, entry of pretrial diversion or sentencing agreement, or has been convicted of (or pleaded no contest to) a crime involving fraud, dishonesty or moral turpitude or any felony; or (F) engaged in dishonesty that is materially injurious to the Company; and

(b)

with respect to any Director, a determination by a majority of the disinterested Board members that the Director has: (i) engaged in gross negligence, gross incompetence or willful misconduct in the performance of duties required of the Director; (ii) refused without proper reason to perform the material duties and responsibilities required of the Director; (iii) committed an act of fraud, embezzlement or breach of fiduciary duty to the Company or an Affiliate (including the unauthorized disclosure of confidential or proprietary material information of the Company or an Affiliate); (iv) been charged, through indictment or criminal complaint, entry of pretrial diversion or sentencing agreement, or has been convicted of (or pleaded no contest to) a crime involving fraud, dishonesty or moral turpitude or any felony; or (v) engaged in dishonesty that is materially injurious to the Company; (vi) made false or fraudulent misrepresentations in connection with the Director’s appointment; or (vii) repeatedly failed to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

1.7

Change in Control means the date on which one of the following, each referred to as a “Change in Control Event” and each interpreted in accordance with the definition of Change in Control under Code Section 409A, shall have occurred with respect to the Company:

(a)

One person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided that a Change in Control has not occurred if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock.

In determining whether this paragraph (a) has been satisfied, the acquisition of ownership by any significant owner will be disregarded.  For this purpose, “significant owner” means any person who, as of the Effective Date, is the beneficial owner of 20% or more of the total number of votes that may be cast for the election of Directors.

(b)

A change in the effective control of the Company, which means either: (i) one person (or more than one person acting as a group) acquires during a twelve month period ownership of the Company’s stock possessing 30% or more of the total voting power of the stock of such corporation; or (ii) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election.

(c)

One person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisitions.

1.8	Code means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code includes a reference to any regulations promulgated thereunder.
1.9	Committee means the Compensation Committee of the Company.
1.10	Common Stock means the common stock of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.
1.11	Company means Scott’s Liquid Gold-Inc., a Colorado corporation, and any successor thereto.

1.12

Consultant means a consultant, agent, advisor or independent contractor who provides service to the Company and who does not receive wages subject to income tax federal withholding under Code Section 3401.  A person may only be a Consultant if he or she: (a) is a natural person; (b) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction; and (c) does not directly or indirectly promote or maintain a market for the Company’s securities.  Consultant does not include Directors who are not compensated by the Company for services as Directors, and the payment of a Director’s fee by the Company for services as a Director shall not cause a Director to be considered a Consultant for purposes of the Plan.

1.13

Continuous Service means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated.  The Participant’s Continuous Service has not terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service.  For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service.  In addition, the Committee has the discretion to determine whether Continuous Service has been interrupted in the case of any leave of absence, including sick leave, military leave or any other personal or family leave of absence. Notwithstanding the foregoing, if any Award is subject to Code Section 409A, Continuous Service will be deemed interrupted or terminated consistent with Section 409A and applicable guidance.

1.14	Covered Employee has the same meaning as set forth in Code Section 162(m)(3), as interpreted by Internal Revenue Service Notice 2007-49.
1.15	Director means a member of the Board.
1.16

Disability means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3).  The determination of whether an individual has a Disability shall be determined under procedures established by the Committee.  Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

1.17	Disqualifying Disposition has the meaning set forth in Section 5.11.
1.18	Effective Date means April 17, 2015, the date as of which this Plan was adopted by the Board.
1.19

Employee means any person employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee means an employee of the Company or a parent or subsidiary corporation within the meaning of Code Section 424.  A Director may also be an Employee, although mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

1.20	Exchange Act means the Securities Exchange Act of 1934, as amended.
1.21	Fair Market Value means, as of any date, the value of the Common Stock as determined in accordance with the following:
(a)

If the Common Stock is listed on any established stock exchange or traded on the NASDAQ National Market, the NASDAQ SmallCap Market, the OTC Bulletin Board or otherwise over the counter, then the Fair Market Value per share shall be deemed to be the average of the closing sales prices (or, if closing sales prices are not available for the trading market, the average of closing bid and asked prices) for the Common Stock or security for the five preceding trading days as reported in the Wall Street Journal or another publication or source for market prices selected by the Board. If there has not been trading of the Common Stock on a specific date, then a trading day is the next preceding day on which there was such trading.
(b)	If none of these conditions apply, the Fair Market Value per share shall be deemed to be an amount as determined in good faith by the Committee by applying any reasonable valuation method.
1.22	Free Standing Rights has the meaning set forth in Section 7.1.
1.23

Good Reason means: (a) if a Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or (b) if no such agreement exists or if such agreement does not define Good Reason, the initial existence of one or more of the following conditions (which arises without the consent of Participant, and which circumstances are not remedied by the Company within 30 days of its receipt of a written notice from the Participant describing the applicable circumstances and delivered by the Participant within 30 days of the Participant’s knowledge of the applicable circumstances): (i) a material diminution in Employee or Consultant’s responsibilities, duties or authority; (ii) a material diminution in Employee or Consultant’s base compensation; or (iii) a change by the Company in the geographic location of Employee or Consultant’s principal place of employment or services of more than 50 miles.

1.24

Grant Date means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

1.25	Incentive Stock Option means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422.
1.26

Incumbent Directors means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director.  No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

1.27

Negative Discretion means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Article 9 of the Plan; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Code Section 162(m).

1.28	Non-Employee Director means a Director who is a “non-employee director” within the meaning of Rule 16b-3.
1.29	Non-qualified Stock Option means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
1.30	Officer means a person who is an officer of the Company within the meaning of Rule 16a‑1(f) promulgated under the Exchange Act.
1.31	Option means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.
1.32	Optionholder means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

1.33	Option Exercise Price means the price at which a share of Common Stock may be purchased upon the exercise of an Option.
1.34

Outside Director means a Director who is an “outside director” within the meaning of Code Section 162(m) and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.

1.35	Participant means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
1.36	Performance Compensation Award means any Award designated by the Committee as a Performance Compensation Award pursuant to Article 9 of the Plan.
1.37

Performance Criteria means the criterion or criteria that the Committee selects for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Compensation Award under the Plan.  The Performance Criteria will be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit or operational unit of the Company) and will be based on one or more of the following metrics: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue; (e) gross profit; (f) net operating profit (before or after taxes); (g) return on assets, capital, invested capital, equity, tangible equity, or tangible common equity; (h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (i) earnings before or after taxes, interest, depreciation and/or amortization; (j) improvements in capital structure; (k) budget and expense management; (l) customer satisfaction; (m) share price (including, but not limited to, growth measures and total shareholder return); (n) expense targets; (o) operating efficiency; (p) working capital targets; (q) enterprise value; and (r) completion of acquisitions or business expansion.

A Performance Criteria may be expressed in any form that the Committee determines, including but not limited to:  absolute value, ratio, average, percentage growth, absolute growth, cumulative growth, per share of common stock outstanding, or per full-time equivalent employee.  In addition, a Performance Criteria may be used to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit or operational unit of the Company and/or an Affiliate or any combination thereof, or as compared to the performance of a group of comparable companies, or published or special index, or the Committee may specify that a Performance Criterion will be measured as compared to various stock market indices.  The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph.  To the extent required under Code Section 162(m), the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Code Section 162(m)), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.  In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

1.38

Performance Formula means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

1.39

Performance Goals means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Code Section 162(m)), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Code Section 162(m)), in its sole and absolute discretion, to adjust or modify the calculation of a Performance

Goal for such Performance Period to the extent permitted under Code Section 162(m) in order to prevent the dilution or enlargement of the rights of Participants based on the following events:  (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company’s fiscal year.

1.40

Performance Period means the one or more periods of time not less than one fiscal quarter in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

1.41

Permitted Transferee means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) such other transferees as may be permitted by the Committee in its sole discretion.

1.42	Plan means this Scott’s Liquid Gold-Inc. 2015 Equity and Incentive Plan, as amended and/or amended and restated from time to time.
1.43	Related Rights has the meaning set forth in Section 7.1.
1.44	Restricted Period has the meaning set forth in Section 6.2.
1.45	Restricted Stock Award means any Award granted pursuant to Section 6.1.
1.46	Restricted Stock Unit Award means any Award granted pursuant to Section 8.1.
1.47	Rule 16b-3 means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
1.48	Securities Act means the Securities Act of 1933, as amended.
1.49	Stock Appreciation Right means an Award granted under Section 7.1.
1.50	Stock for Stock Exchange has the meaning set forth in Section 5.2.
1.51

Ten Percent Shareholder means a person who owns (or is deemed to own pursuant to Code Section 424(d)) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

Article 2
ADMINISTRATION

2.1

Authority of Committee.  The Plan shall be administered by the Committee, provided that the Board may itself exercise or may delegate to any other person or committee any of the authority granted to the Committee with respect to the Plan.  Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by this Plan, the Committee shall have the authority:

(a)	to construe and interpret the Plan and apply its provisions;
(b)	to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;
(c)	to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(d)	to delegate its authority to a subcommittee or to any officer of the Company;
(e)	to determine when Awards are to be granted under the Plan and the applicable Grant Date;
(f)	from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;
(g)	to determine the number of shares of Common Stock to be made subject to each Award;
(h)	to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;
(i)

to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j)	to designate an Award (including a cash incentive) as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals;
(k)

to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(l)

to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(m)	to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;
(n)

to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(o)	to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

2.2

Committee Decisions Final.  All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

2.3

Awards to Covered Employees and Officers.  The Committee may establish procedures and guidelines such that Awards to Covered Employees and Officers will comply with the exemption requirements of Code Section 162(m) and/or Rule 16b-3, in which case the Awards will be determined and made by a subcommittee consisting solely of two or more Non-Employee Directors who are also Outside Directors.  In the event that an Award is made to a Covered Employee or an Officer that is not exempt from Rule 16b-3 and/or Code Section 162(m), the Award is not void unless otherwise provided in the Award Agreement.

2.4

Awards to Non-Officers.  The Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors (and who need not be members of the Committee) the authority to make Awards to Employees who are not Covered Employees, Officers or Directors, subject to any limitations or guidelines established by the Committee.

2.5

Indemnification.  In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof.

(provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

Article 3
SHARES SUBJECT TO THE PLAN

3.1

Initial Pool.  Subject to adjustment in accordance with Article 13, a total of 2,000,000 shares of Common Stock will be available for the grant of Awards under the Plan (all of which are eligible for issuance under Incentive Stock Options). Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

3.2

Award Limits.  Subject to adjustment in accordance with Article 13, individual limits on Awards in any single calendar year will be: (a) no Participant may be granted Awards of any type with respect to more than 250,000 shares of Common Stock in the aggregate; and (b) no Participant may be granted cash Performance Compensation Awards in an amount exceeding $250,000.  If an Award (other than a cash Performance Compensation Award) is to be settled in cash, the number of shares of Common Stock on which the Award is based will count toward such individual share limit.

3.3

Recycling.  Any shares of Common Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, or to the extent that shares are: (a) tendered in payment of an Option, (b) delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award, then such shares will not again be available for issuance under the Plan.

Article 4
ELIGIBILITY

4.1

Eligibility for Specific Awards.  Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants and Directors following the Grant Date.

4.2

Ten Percent Shareholders.  A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

Article 5
STOCK OPTIONS

5.1

Option Provisions.  Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Article 5, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.  All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant.  Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A and the terms of such Option do not satisfy the requirements of Code Section 409A.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)

Term.  Subject to the provisions of Section 4.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.  The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

(b)

Exercise Price of an Incentive Stock Option.  Subject to the provisions of Section 4.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Code Section 424(a).

(c)

Exercise Price of a Non-qualified Stock Option.  The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Code Section 409A.

5.2	Consideration.
(a)	The Option Exercise Price of Common Stock acquired pursuant to an Option may be paid, to the extent permitted by applicable statutes and regulations, either:
(1)	in cash or by certified or bank check at the time the Option is exercised; or

(2)

only to the extent permitted by the Committee, (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee.

(b)

The Committee may impose any conditions on the payment of the Option Exercise Price, such as holding requirements in the event that the exercise price of Common Stock acquired pursuant to an Option is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company.

(c)

No Director or executive officer (which for this purpose means executive officer as defined in Rule 3b-7 of the Exchange Act) will be permitted to pay an Exercise Price in any manner that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 13(k) of the Exchange Act.

5.3

Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

5.4

Transferability of a Non-qualified Stock Option.  A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement.  If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

5.5

Vesting of Options.  Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary.  The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

5.6

Termination of Continuous Service.  Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable.  If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

5.7

Extension of Termination Date.  An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option as set forth in the Award Agreement or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

5.8

Disability of Optionholder.  Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

5.9

Death of Optionholder.  Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement.  If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

5.10

Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

5.11

Disqualifying Dispositions.  Any Participant who makes a “disposition” (as defined in Code Section 424) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) must immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

5.12	Repricing. The Committee may not modify the Option Exercise Price in any manner that would constitute a repricing of the Option, without shareholder approval.

Article 6
RESTRICTED STOCK AWARDS

6.1

General.  A Restricted Stock Award is an Award of actual shares of Common Stock (“Restricted Stock”) that provides that such Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose until the restrictions set forth in the Award Agreement lapse.

6.2

Award Agreement; Restrictions.  Each Restricted Stock Award granted under the Plan must be evidenced by an Award Agreement that sets forth the restrictions that apply to the vesting of the Award, which restrictions may be either or both: (a) the requirement to continue to perform services for a designated period, and/or (b) the attainment of specified performance goals (which may or may not be intended to qualify the Award as a Performance Compensation Award) that must be achieved during a designated period.  The required period for performance of services and/or the achievement of performance goals is referred to as the “Restricted Period.”  Each Restricted Stock Award so granted will be subject to the conditions set forth in this Article 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.  Notwithstanding anything to the contrary in this Section 6.2 or otherwise, the “Restricted Period” may be defined as zero, such that the Award is immediately vested on date of grant.

6.3

Shareholder Rights.  Unless otherwise provided in the Award Agreement, the Participant has the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends.  In the event that the Award Agreement provides that cash dividends and stock dividends with respect to the Restricted Stock will be withheld, they will be held by the Company for the Participant’s account, without interest (unless otherwise provided in the Award Agreement), and will be distributed to the Participant in cash (or at the discretion of the Committee in shares of Common Stock having a Fair Market Value equal to the amount of such dividends) upon the release of restrictions on the shares to which they relate and, if such shares are forfeited, the Participant will also forfeit the right to such dividends.

6.4

Restrictions.  Restricted Stock awarded to a Participant will be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (a) the Participant will not be entitled to delivery of the Common Stock; (b) the shares will be subject to the restrictions on transferability set forth in the Award Agreement; (c) the shares will be subject to forfeiture to the extent provided in the applicable Award Agreement; and (d) to the extent such shares are forfeited, all rights of the Participant to such shares and as a shareholder with respect to such shares will terminate without further obligation on the part of the Company.  The Committee has the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock was granted, such action is appropriate.

6.5

Delivery of Restricted Stock.  Upon the expiration of the Restricted Period, to the extent the service and/or performance goals applicable to the Restricted Stock are satisfied, the restrictions set forth in Section 6.4 and the applicable Award Agreement will be of no further force or effect with respect to such shares, and the Company will deliver to the Participant, without charge, the shares of Common Stock (to the nearest full share) and (if applicable) any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock.

6.6	Stock Restrictions. Restricted Stock awarded under the Plan will bear a legend in such form as the Company deems appropriate.

Article 7
STOCK APPRECIATION RIGHTS

7.1

General.  Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Article 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

7.2

Related Right Grant Requirements.  Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

7.3

Term of Stock Appreciation Rights.  The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

7.4

Vesting of Stock Appreciation Rights.  Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.  The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate.  The vesting provisions of individual Stock Appreciation Rights may vary.  The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.

7.5

Exercise and Payment.  Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option.  Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise.  Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

7.6

Exercise Price.  The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right.  A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Code Section 409A are satisfied.

7.7

Reduction in the Underlying Option Shares.  Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised.  The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

7.8	Repricing. The Committee may not modify the Exercise Price of a Stock Appreciation Right in any manner that would constitute a repricing of the Stock Appreciation Right, without shareholder approval.

Article 8
RESTRICTED STOCK UNIT AWARDS

8.1

General.  A Restricted Stock Unit Award is an Award of hypothetical Common Stock units (“Restricted Stock Units” or “RSUs”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock that entitles the Participant to payment in cash or shares of Common Stock at the expiration of the Restricted Period.  Each RSU Award granted under the Plan must be evidenced by an Award Agreement.  Each RSU Award so granted will be subject to the conditions set forth in this Article 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

8.2

Award Agreement.  The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock will be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award.  A Participant has no voting rights with respect to any Restricted Stock Units.  At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”).  If credited, Dividend Equivalents will be withheld by the Company for the Participant’s account, without interest (unless otherwise provided in the Award Agreement).  Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) will be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant will also forfeit the right to such Dividend Equivalents.

8.3	Restrictions.
(a)

Restricted Stock Units awarded to any Participant will be subject to forfeiture until the expiration of the Restricted Period and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units will terminate without further obligation on the part of the Company.  RSUs will also be subject to such other terms and conditions as may be set forth in the applicable Award Agreement.

(b)

The Committee has the authority to remove any or all of the restrictions on the Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock Units are granted, such action is appropriate.

(c)	The Committee may provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.
8.4

Settlement of Restricted Stock Units.  Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company will deliver to the Participant, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon, if any, or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units.  If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment will be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to each Vested Unit.

Article 9
PERFORMANCE COMPENSATION AWARDS

9.1

General.  The Committee has the authority, at the time of grant of any Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price equal to or greater than the Fair Market Value per share of Common Stock on the Grant Date), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Code Section 162(m).  In addition, the Committee has the authority to make an Award of a cash incentive to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Code Section 162(m).

9.2

Eligibility.  The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Code Section 162(m)) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period.  However, designation of a Participant eligible to receive an Award hereunder for a Performance Period will not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period.  The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award will be decided solely in accordance with the provisions of this Article 9.  Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period does not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder does not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

9.3

Discretion of Committee with Respect to Performance Compensation Awards.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period will not be less than one fiscal quarter in duration), the types of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goals, the kinds and/or levels of the Performance Goals that apply to the Company and the Performance Formula.  Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Code Section 162(m)), the Committee will, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 9.3 and record the same in writing.

9.4	Payment of Performance Compensation Awards.
(a)

Condition to Receipt of Payment.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(b)

Limitation.  A Participant is eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(c)

Certification.  The Committee must review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula.  The Committee will then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 9.4(d) hereof, if and when it deems appropriate.

(d)

Use of Discretion.  In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.  The Committee does not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (B) increase a Performance Compensation Award above the maximum amount payable under Section 9.4(f).

(e)

Timing of Award Payments.  Performance Compensation Awards granted for a Performance Period will be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 9.4(c) .

(f)

Maximum Award Payable.  Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period (excluding any Options and Stock Appreciation Rights) is 250,000 shares of Common Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee.  The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash incentive Award described in the last sentence of Section 9.1 is $250,000.  Furthermore, any Performance Compensation Award that has been deferred may not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.

Article 10
SECURITIES LAW COMPLIANCE

Each Award Agreement may provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require.  The Company will use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking does not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

Article 11
USE OF PROCEEDS FROM STOCK

Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, will constitute general funds of the Company.

Article 12
MISCELLANEOUS

12.1

Acceleration of Exercisability and Vesting.  The Committee has the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

12.2

Shareholder Rights.  Except as provided in the Plan or an Award Agreement, no Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock is issued, except as provided in Article 13.

12.3

No Employment or Other Service Rights.  Nothing in the Plan or any instrument executed or Award granted pursuant thereto confers upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affects the right of the Company or an Affiliate to terminate (a) the employment of an Employee or Consultant with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

12.4

Transfer; Approved Leave of Absence.  For purposes of the Plan, no termination of employment by an Employee will be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Code Section 409A if the applicable Award is subject thereto.

12.5

Withholding Obligations.  To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

Article 13
EFFECT OF CORPORATE TRANSACTION

13.1	Adjustments Upon Changes in Stock.
(a)

In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the maximum number of shares of Common Stock subject to all Awards stated in Article 3 and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Article 3 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award.

(b)

In the case of adjustments made pursuant to this Article 13, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee will, in the case of Incentive Stock Options, ensure that any adjustments under this Article 13 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Code Section 424(h)(3) and in the case of Non-qualified Stock Options, ensure that any adjustments under this Article 13 will not constitute a modification of such Non-qualified Stock Options within the meaning of Code Section 409A.  Any adjustments made under this Article 13 will be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.  Further, with respect to Awards intended to qualify as “performance-based compensation” under Code Section 162(m), any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Code Section 162(m).  The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment will be conclusive and binding for all purposes.

13.2

Assumption of Awards on Reorganization Event.  In the event of a Change of Control or merger, reorganization, or other transaction in which the Company is not the surviving entity (each, a “Reorganization Event”), the Committee may provide without further consent or agreement by the Participant, that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices.  To the extent Awards are not so assumed by the acquiring or succeeding corporation, the Committee may provide either (a) that outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, prior to or upon consummation of the Reorganization Event (and to the extent not exercised, will be terminated in connection with the Reorganization Event), or (b) that outstanding Awards will be terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the Reorganization Event (and if as of the date of the occurrence of the Reorganization Event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment).

13.3

Effect of Change in Control.  In the event of a Change in Control (unless an Award has been canceled as provided in Section 13.2), unless otherwise provided in the Award Agreement, Awards will be treated as provided in this Section 13.3.

(a)

In the event of a Participant’s termination of Continuous Service without Cause or for Good Reason during the 18-month period following a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, all Options and Stock Appreciation Rights will become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period will expire immediately with respect to 100% of the shares of Restricted Stock or Restricted Stock Units as of the date of the Participant’s termination of Continuous Service.

(b)

With respect to Performance Compensation Awards, in the event of a Participant’s termination of Continuous Service without Cause or for Good Reason, in either case, within 18 months following a Change in Control, all Performance Goals or other vesting criteria will be deemed achieved at the greater of (i) 100% of target levels and (ii) actual performance as of the date of the Change in Control, and all other terms and conditions will be deemed met as of the date of the Participant’s termination of Continuous Service.

(c)	To the extent practicable, any actions taken by the Committee under the immediately preceding subsections (a) and (b) will occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.
13.4	Dissolution or Liquidation. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of the dissolution or liquidation of the Company.

Article 14
AMENDMENT OF THE PLAN AND AWARDS

14.1

Amendment of Plan.  The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in this Plan, no amendment will be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws.

14.2

Shareholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Code Section 162(m) regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

14.3

Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Code Section 409A and/or to bring the Plan and/or Awards granted under it into compliance therewith.

14.4

No Impairment of Rights.  Rights under any Award granted before amendment of the Plan may not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14.5

Amendment of Awards.  The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

Article 15
GENERAL PROVISIONS

15.1

Forfeiture Events.  The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award.  Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

15.2

Clawback.  Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

15.3

Other Compensation Arrangements.  Nothing contained in this Plan prevents the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

15.4

Sub-plans.  The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards.  Any sub-plans may contain such limitations and other terms and conditions as the Committee determines are necessary or desirable.  All sub-plans will be deemed a part of the Plan, but each sub-plan will apply only to the Participants in the jurisdiction for which the sub-plan was designed.

15.5

Deferral of Awards.  The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award.  The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

15.6

Unfunded Plan.  The Plan is unfunded.  Neither the Company, the Board nor the Committee is required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

15.7

Delivery.  Upon exercise of a right granted under this Plan, the Company will issue Common Stock or pay any amounts due within a reasonable period of time thereafter.  Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days will be considered a reasonable period of time.

15.8

No Fractional Shares.  No Award may be granted, settled or exercised for fractional shares of Common Stock.  The Committee will determine whether cash, additional Awards or other securities or property will be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

15.9

Other Provisions.  The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.

15.10

Section 409A.  The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance therewith.  Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A will not be treated as deferred compensation unless Applicable Laws require otherwise.  Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the 6 month period immediately following the Participant’s termination of Continuous Service will instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier).  Notwithstanding the foregoing, neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Code Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

15.11

Beneficiary Designation.  Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death.  Each designation will revoke all prior designations by the same Participant, must be in a form reasonably prescribed by the Committee and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

15.12	Expenses. The costs of administering the Plan will be paid by the Company.

15.13

Severability.  If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby.

15.14	Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.
15.15

Non-Uniform Treatment.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards.  Without limiting the generality of the foregoing, the Committee may make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

Article 16
EFFECTIVE DATE OF PLAN

The Plan is effective as of the Effective Date, but no Award may be exercised (or, in the case of a stock Award, may be granted) unless and until the Plan has been approved by the shareholders of the Company within twelve months after the Effective Date.

Article 17
TERMINATION OR SUSPENSION OF THE PLAN

The Plan will terminate automatically on April 17, 2025.  No Award may be granted pursuant to the Plan after such date, but Awards granted before such date may extend beyond that date.  The Board may suspend or terminate the Plan at any earlier date pursuant to Section 14.1 hereof.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.  Unless the Company determines to submit Article 9 of the Plan and the definition of “Performance Goal” and “Performance Criteria” to the Company’s shareholders at the first shareholder meeting that occurs in the fifth year following the year in which the Plan was last approved by shareholders (or any earlier meeting designated by the Board), in accordance with the requirements of Code Section 162(m), and such shareholder approval is obtained, then no further Performance Compensation Awards may be made to Covered Employees under Article 9 after the date of such annual meeting, but the Plan may continue in effect for Awards to Participants not in accordance with Code Section 162(m).

Article 18
CHOICE OF LAW

The law of the State of Colorado will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

APPENDIX B

COMPENSATION COMMITTEE CHARTER

SCOTT’S LIQUID GOLD-INC.

COMPENSATION COMMITTEE RESOLUTION

April 2011

RESOLVED, that the members of the Compensation Committee shall consist of at least two or more outside Directors of the Company as determined by the Board of Directors from time to time;

RESOLVED, that the Compensation Committee of the Board of Directors shall have the following authority and responsibilities:

1. To review the development of an executive compensation philosophy for the Company; and to obtain all relevant data and information to perform its functions, including the retention of outside consultants at the Company’s expense, if necessary;

2. To review all executive compensation proposals, including recommendations as to salaries, bonuses, determinations of stock grants under various stock plans and other executive benefits and perquisites;

3. To review the duties and responsibilities of the executive officers over time; and to recommend adjustments to compensation of executive officers up or down as appropriate;

4. To review the appropriate mix of variable versus fixed compensation for the Company’s executives and to make recommendations on this issue, as appropriate;

5. To review the Company’s bonus and other long-term incentive plans and to determine if procedures followed historically are the most effective; and

6. To consider, subject to approval by the whole Board of Directors and/or the shareholders where necessary and appropriate, any request or proposal for any loan by the Company to directors, officers or other insiders of the Company.

VOTE BY INTERNET - www.proxyvote.comSCOTT'S LIQUID GOLD-INC. C/O BROADRIDGEP.O. BOX 1342BRENTWOOD, NY 11717Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M92739-P66032-Z65441THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following nominees: SCOTT'S LIQUID GOLD-INC. For Withhold For All 1.Election of Directors!!!Nominees:01)Sharon D. Garrett04)Barry J. Levine02)Mark E. Goldstein05)Philip A. Neri03)Gerald J. Laber, CPA The Board of Directors recommends you vote FOR the 2015 Equity and Incentive Plan.ForAgainst2.Adoption of 2015 Equity and Incentive Plan.!!Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.M92740-P66032-Z65441 PROXY STATEMENTANNUAL MEETING OF SHAREHOLDERS To Be Held June 4, 2015The enclosed proxy is solicited by and on behalf of the Board of Directors of Scott's Liquid Gold-Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at 9:00 a.m., Mountain Time, on Thursday, June 4, 2015 at the Doubletree by Hilton, 3203 Quebec Street, Denver, Colorado 80207, or any adjournment thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to the shareholders of the Company on or about April 28, 2015.Any shareholder signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company's Corporate Secretary, by voting in person at the meeting or by filing at the meeting a later executed proxy. By signing the proxy, you revoke all prior proxies and appoint Mark E. Goldstein and Barry J. Levine and each of them acting in the absence of the other, with full power of substitution, as your proxies to vote all the shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and any adjournment thereof. If no choice is specified, the proxy will vote "FOR" the election of directors and "FOR" adopting the 2015 Equity and Incentive Plan. The proxy may vote in his discretion on such other business as may properly come before the meeting or any adjournment thereof. Continued and to be signed on reverse side